                                                                  EXHIBIT 10.15D

                         RECEIVABLES PURCHASE AGREEMENT


     THIS RECEIVABLES PURCHASE AGREEMENT (this "Agreement") dated as of December 31, 1997 by and between P-COM, INC., a Delaware corporation ("Seller"), and WELLS FARGO HSBC TRADE BANK N.A., a national banking association ("Buyer"),


                              W I T N E S S E T H:

     WHEREAS, Seller and Buyer desire to enter into a receivables purchase arrangement whereby Buyer will purchase from Seller certain receivables owned by Seller; and

     WHEREAS, Seller and Buyer are willing to enter into a receivables purchase arrangement with each other on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     The following terms shall have the respective meanings set forth below:

     "Agreement" shall mean this Receivables Purchase Agreement dated as of December 31, 1997, by and between Seller and Buyer as amended, modified or supplemented from time to time.

     "Approved Country" shall mean those countries listed in Part A of Exhibit
A.

     "Approved Customers" shall mean those account debtors of Receivables generated by Seller listed in Part B of Exhibit A.

     "Approved Insurance Policy" shall mean one or more irrevocable trade credit insurance policies or foreign credit insurance policies, in form and substance satisfactory to Buyer in its absolute and sole discretion, which shall insure Seller against any Buyer-approved risk or any non-payment by a Customer of any Receivables and under which Buyer shall be the loss payee, a form of which is attached hereto as Exhibit B.

     "Average Collection Days" shall mean the number obtained by dividing the Aggregate Collection Amounts by the Aggregate Purchased Receivables Payments Received. If the number is not an integral number it shall be rounded up or down, as appropriate, to the closest integral number. "Aggregate Collection Amounts" is the sum of the Collection Amounts for all of the Purchased Receivables Payments Received. The "Collection Amount" with respect to a Purchased Receivables Payment Received is the amount obtained by multiplying such Purchased Receivable Payment Received (expressed in number, not dollar, form) by the number of days from the Purchase Date to the date that Buyer received such Purchased Receivable Payment Received. "Purchased Receivables Payments Received" are the payments that Buyer receives with respect to the amounts owed by the

Approved Customers with respect to the Purchased Receivables, whether such payments are (i) the payments made by or on behalf of the Approved Customers,
(ii) the payments made with respect to the Purchased Receivables under the Approved Insurance Policy, or (iii) the payments made by Seller hereunder with respect to the Purchased Receivables.

     "Bankruptcy Event" shall mean the occurrence of any of the following:
Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors (or the equivalent); or any proceeding shall be instituted by or against Seller seeking to adjudicate it a bankrupt or insolvent (or the equivalent), or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, moratorium or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or the like, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Seller shall take any corporate action to authorize any of the actions set forth above in this subparagraph.

     "Buyer" shall mean Wells Fargo HSBC Trade Bank N.A.

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which banks in California are required or permitted to close.

     "Collateral" shall have the meaning given such term in Section 8.3 hereof.

     "Customers" shall mean account debtors of Receivables.

     "Dispute" shall mean any dispute, deduction, claim, offset, defense or counterclaim of any kind relating to the Purchased Receivables, regardless of whether the same (i) is in an amount greater than, equal to or less than the Purchased Receivables concerned, (ii) is bona fide or not, or (iii) arises by reason of an act of God, civil, strife, war, currency restrictions, foreign political restrictions or regulations or any other circumstance beyond the control of Seller or the applicable Approved Customer, provided, however, that "Dispute" shall not mean a dispute between Buyer and Seller with respect to their rights and obligations under this Agreement.

     "Eligible Receivables" shall mean Receivables owing by Approved Customers that are located in Approved Countries, with a term of less than one hundred twenty (120) days and standard sales terms, that are insured for their full face value (less deductibles and risk retention) under an Approved Insurance Policy, the terms of which shall remain in effect through the first anniversary of the date hereof.

     "Events of Repurchase" shall have the meaning given such term in Article 9 hereof.

     "Facility Letter" shall mean that certain letter agreement addressed to the Seller from Buyer and dated December 29, 1997.

     "Foreign Currency Eligible Receivables" shall mean Eligible Receivables denominated in a currency other than the U.S. Dollar.

     "Generally Accepted Accounting Principles" shall mean United States generally accepted accounting principles as in effect from time to time.

     "Net Invoice Amount" shall mean the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the Approved Customers (net of any discounts, credits or other allowances shown on such invoice).

     "Purchase Date" shall mean the date of purchase by Buyer of one or more Eligible Receivables.

     "Purchased Receivables" shall mean those Eligible Receivables which have been sold by Seller to Buyer pursuant to the terms of this Agreement.

     "Receivables" shall mean all accounts, instruments, documents, contract rights, general intangibles, chattel paper and all other forms of obligations owing to Seller, whether now existing or hereafter created that represent bona fide obligations of Customers arising out of the sale and delivery of goods and services by Seller in the ordinary course of business and all tax refunds, proceeds of insurance and other proceeds thereof.

     "Required Tax" shall mean any stamp, registration or similar transaction tax necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of the assignment, delivery and sale of the Eligible Receivables by Seller to Buyer.

     "Sales Contracts" shall mean any and all contracts or agreements between Approved Customers and Seller for the sale of goods or services by Seller to Approved Customers.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Buyer's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "U.S. Dollar" shall mean the lawful currency of the United States of America.

     "U.S. Dollar Equivalent" shall have the meaning given such term in Section
2.2 hereof.

     "U.S. Dollar Equivalent Schedule" shall have the meaning given such term in
Section 2.2 hereof.

     "Wells Fargo" shall mean Wells Fargo Bank N.A.

Terms defined in the UCC shall have the same meanings when used in this Agreement unless otherwise defined herein.


                                   ARTICLE 2

                             THE PURCHASE FACILITY
                             ---------------------

     2.1  The Facility.  Buyer will provide a purchase facility to Seller on the
          ------------
terms and subject to the conditions set forth herein, up to a maximum aggregate amount of fifteen million

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Dollars ($15,000,000) outstanding.

     2.2  Purchase of Eligible Receivables.  On the date hereof, Seller shall
          --------------------------------
submit to Buyer a request to purchase particular Eligible Receivables hereunder in a minimum amount of one million dollars ($1,000,000), together with all such supporting documentation as Buyer shall request, including, without limitation, in the case of Foreign Currency Eligible Receivables, a schedule ("U.S. Dollar Equivalent Schedule") setting forth the equivalent amount in U.S. Dollars of each such Foreign Eligible Receivable ("U.S. Dollar Equivalent"), as calculated on the date hereof at the prevailing exchange rate agreed upon by Buyer and Seller. Subject to Section 2.1 and upon satisfaction of the conditions precedent set forth in Section 5.1, Seller shall assign and sell such Eligible Receivables to Buyer as absolute owner thereof. Following the calculation of the U.S. Dollar Equivalent on the date hereof in accordance with this Section, Seller shall be solely responsible for any failure of Buyer to receive the U.S. Dollar Equivalent as a result of fluctuations in the foreign currency in which any Purchased Receivable may be denominated.


                                   ARTICLE 3

                                 PURCHASE PRICE
                                 --------------

     3.1  Purchase Price.  The purchase price for each Purchased Receivable
          --------------
shall be ninety-six percent (96%) of the Net Invoice Amount of such Purchased Receivable. The purchase price of any Purchased Receivable shall be credited to Seller's account on the Purchase Date for such Purchased Receivable and shall be denominated in U.S. Dollars.

     3.2  Fees.  Seller shall pay or cause to be paid to Buyer all fees
          ----
specified in the Facility Letter, including, without limitation, legal fees and related disbursements.


                                   ARTICLE 4

              COLLECTION OF PURCHASED RECEIVABLES AND DELIVERY OF
              ---------------------------------------------------
                                COLLECTED FUNDS
                                ---------------

     4.1  Collection; Delivery of Funds.
          -----------------------------

     (a)  Collection.  Promptly upon receipt of any payment by a Customer with
          ----------
respect to a Purchased Receivable, Seller, in its capacity as collection agent hereunder, shall deposit such payment, or, in the case of Purchased Receivables that are denominated in a currency other than the U.S. Dollar, the U.S. Dollar Equivalent, into a separate trust account maintained by Seller at Wells Fargo for Buyer's exclusive benefit.

     (b)  Delivery of Funds.  On the last Business Day of each calendar month,
          -----------------
all amounts collected from Approved Customers of Purchased Receivables and deposited into the account referred to in Section 4.1(a) above shall be transferred to Buyer. Seller hereby authorizes Buyer and Wells Fargo to debit such account for such purposes.

     (c)  Rebate.  Upon Buyer's receipt of all payments due with respect to the
          ------
Purchased Receivables, whether through payments made by or on behalf of Customers and/or payments made under the Approved Insurance Policy and payments made by Seller hereunder, Buyer and Seller shall determine the Average Collection Days for the Purchased Receivables. If the Average Collection Days is less than one hundred ninety-two (192) days (the "Projected Collection Days"), then Buyer shall pay to Seller the amount equal to the sum obtained by multiplying) 0.0182% of the Net Invoice Amount of the Purchased Receivables by the number obtained by deducting the Average Collection Days from the Projected Collection Days.

     4.2  Seller as Collection Agent.
          --------------------------

     (a)  Appointment.  Buyer hereby appoints Seller, and Seller hereby accepts
          -----------
such appointment, as a collection agent for Buyer with respect to collection and administration of the Purchased Receivables. As agent, Seller shall cause all payments and other collection proceeds owing on the Purchased Receivable by Approved Customers paid to Seller, to be held and applied for Buyer's benefit. Such funds shall be Buyer's exclusive property, and upon receipt thereof, Seller shall promptly deposit such funds as specified in Section 4.1(a) above. Seller shall not, directly or indirectly, utilize any of such funds for its own purposes, and shall not have any right to pledge any of such funds as collateral for any obligations of Seller or any other party. In addition to Seller's obligations under Section 10.3, Seller shall use its best efforts to collect all Purchased Receivables as promptly as possible after they become due.

     (b)  Resignation and Removal; Procedure.  Seller may resign from the
          ----------------------------------
performance of all its functions and duties hereunder as collection agent at any time by giving at least thirty (30) Business Days' prior written notice to Buyer. Such resignation shall take effect upon the successor collection agent's acceptance of its appointment by Buyer and upon notice to Customers of Purchased Receivables as to the appointment of a new collection agent. Buyer, at its sole and absolute discretion and upon thirty (30) Business Days' prior written notice (or immediately upon written notice if an Event of Repurchase has occurred or is continuing or upon any Bankruptcy Event) to Seller, may remove Seller as collection agent hereunder, which removal shall take effect on the date specified in Buyer's notice.

     4.3  Withholding of Taxes.
          --------------------

     (a)  Payment to Be Free and Clear.  Seller represents and warrants to Buyer
          ----------------------------
that all payments by Seller, in its capacity as collection agent, and by Approved Customers in respect of Purchased Receivables will be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivisions in or of the United States of America or any political subdivision in or of the United States of America, any Approved Country, or any other jurisdiction from or to which a payment is made by or on behalf of Seller or an Approved Customer or by any federation or organization of which the United States of America, or any such jurisdiction is a member at the time of payment.

     (b)  Grossing-up of Payments.  If, notwithstanding Seller's representation
          -----------------------
and warranty under subsection (a) of this Section 4.3, Seller in its capacity as collection agent hereunder, an Approved Customer or any other person or entity is required by law to make any deduction or withholding on account of any such tax from any sum paid or payable by Seller or an Approved Customer to Buyer hereunder:

          (i) Seller shall notify Buyer of any such requirement or any change in any requirement as soon as Seller becomes aware of it;

          (ii) Seller shall pay, for itself and on behalf of Approved Customers, any such tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Seller or Approved Customers) for its or their own account or (if that liability is imposed on Buyer on behalf of and in the name of Buyer);

          (iii) The sum payable by Seller for itself on behalf of Approved Customers, in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Buyer receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

          (iv) Within thirty (30) days after payment of any sum from which it is required by law to make any deductions or withholding and within thirty
     (30) days after the due date of payment of any tax which it is required by this subsection (b) above to pay, Seller shall deliver to Buyer any original vouchers or receipts, or certified copies of such vouchers or receipts, evidencing payment of such withholding tax and any other documents or information relating to such payments received by Seller from governmental authorities in the country levying such withholding taxes.


                                   ARTICLE 5

                              CONDITIONS PRECEDENT
                              --------------------

     Buyer's obligation to purchase any Eligible Receivable is conditional upon:

     (a)  Buyer having received the following:

          (i)    the facility fee payable pursuant to the Facility Letter;

          (ii) the documents listed on Exhibit C hereto in form and substance satisfactory to Buyer in its absolute and sole discretion;

          (iii) the original invoice for the Eligible Receivable, which invoice shall incorporate the Standard Terms and Conditions of Sale by Seller as in effect on the date hereof;

          (iv) evidence that the UCC financing statements have been filed with respect to the Collateral; and

          (v) such other supporting documentation for the Eligible Receivable as Buyer shall have requested;

     (b) the purchase of the Eligible Receivables not resulting in the total outstanding amount of all Purchased Receivables exceeding fifteen million Dollars ($15,000,000);

     (c) each representation and warranty and covenant made by Seller in this Agreement and with respect to each invoice delivered by Seller pursuant to this Agreement being true and accurate in all material respects on the Purchase Date;

     (d)  no Event of Repurchase by Seller having occurred hereunder; and

     (e) there being no material adverse change in the financial condition, business or prospects of Seller as determined by Buyer in its sole judgment.


                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Seller hereby represents and warrants to Buyer that:

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and is qualified to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of the property owned or the nature of its business requires it to be so qualified;

     (b) neither the execution nor delivery of this Agreement or any of the other documents related hereto nor performance of nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any laws, statutes, codes, rules, ordinance, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations or orders of any governmental department, commission, board, courts, authority or agency, or any other agreement or instrument binding upon Seller or any of its property, or conflict with or result in a breach of any provision of the charter documents or by-laws of Seller. No authorization, consent or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by Seller for the due execution, delivery and performance by Seller of this Agreement;

     (c) Seller has the requisite power to enter into and deliver this Agreement and to endorse, deliver, assign and sell Eligible Receivables and Purchased Receivables in the manner herein contemplated and has taken all necessary corporate or other action required to authorize the execution, delivery and performance of this Agreement and Seller has taken all necessary corporate or other action required to authorize the assignment, delivery and sale of the Eligible Receivables and Purchased Receivables;

     (d) all Eligible Receivables are, and at the time of presentation to Buyer and acceptance by Buyer will be, bona fide and existing and enforceable obligations of Approved Customers in the country of origin of such Approved Customers arising out of the sale of goods and rendition of services in the ordinary course of Seller's business, and are and will be sold by Seller to Buyer in the ordinary course of business, free and clear of all liens, security interests and encumbrances, and upon acceptance shall be owned by Buyer and owing to Buyer without any Dispute; no note, account, instrument, document, contract right, general intangible, chattel paper or other form of obligation other than that which has been delivered to Buyer exists that evidences any Purchased Receivable; and no Approved Customer is an affiliate of Seller;

     (e) this Agreement and the acceptance of assignment, delivery and sale by Seller to Buyer of (i) each invoice and (ii) every other document and instrument representing the Eligible Receivables will constitute legal, valid and binding obligations enforceable against Seller in accordance with its terms, and its execution and performance will not cause a breach, or an act which will the passage of time or the giving of notice, or both, would constitute a breach, of any other agreement to which Seller is a party or to which any of its respective properties is subject;

     (f) Seller is now, and at all times during the term of this Agreement shall be, solvent and Seller is fully authorized to assign and sell the Eligible Receivables to Buyer as contemplated by this Agreement without any restriction of any kind, and shall be authorized to grant to Buyer the security interests granted herein;

     (g) the sale of the Eligible Receivables to Buyer under this Agreement qualifies for accounting treatment as a sale of assets under FASB Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities";

     (h) Seller maintains a positive vendor relationship with each of the Approved Customers for each Purchased Receivable, and there are no actions, claims or proceedings now pending between Seller and any Approved Customer with respect to any Purchased Receivable;

     (i) Seller has complied with all terms, provisions and obligations under any and all Approved Insurance Policies with respect to any Purchased Receivable and all premiums under any Approved Insurance Policy with respect to any Purchased Receivable have been fully paid and Buyer is entitled to the benefits as a loss payee under any and all such Approved Insurance Policies with respect to any Purchased Receivable in accordance with the terms therein;

     (j) Buyer has and at all times during the term of this Agreement will have a perfected, first priority security interest in all of the Collateral, but only to the extent that Buyer has not acquired title thereto in accordance with the terms hereof; and

     (k) the principal place of business of Seller is located at 3175 South Winchester Blvd., Campbell, California 95008.


                                 ARTICLE 7

                              COVENANTS OF SELLER
                              -------------------

     Seller agrees to:

     (a) from time to time, upon the request of Buyer, promptly and duly execute and deliver any and all such further documents and instruments and render all such (or such further) assistance as Buyer may require for the purpose of enabling Buyer to obtain the full benefit of this Agreement;

     (b) duly perform and comply with all terms, provisions and obligations under each contract relating to the Purchased Receivables and promptly inform Buyer of any breach or default by Seller or any Approved Customer of any of the terms or provisions thereof;

     (c) refrain from any action or omission which might in any way prejudice or limit Buyer's rights under any of the Purchased Receivables or this Agreement, including, without limitation, any extension to any Customer under a Purchased Receivable of any payment terms under such Purchased Receivables and from time to time, upon the request of Buyer, promptly and duly execute and deliver any and all such further documents and instruments and render all such (or further) assistance as Buyer may require for the purpose of enabling Buyer to obtain the full benefit of each Purchased Receivable;

     (d) make all disclosures required by any applicable law or regulation with respect to the sale of the Purchased Receivables to Buyer, and account for such sale in accordance with Generally Accepted Accounting Principles;

     (e) maintain at all times one or more Approved Insurance Policies with respect to the Purchased Receivables in full force and effect (and not amend or alter the same without Buyer's prior written consent) with an aggregate coverage amount of at least fifteen million Dollars ($15,000,000) (less any deductible or risk retention which has been approved by Buyer) and comply with all requirements thereunder, including, without limitation, the payment in full of all premiums thereunder and the compliance with any and all actions, either directly or indirectly, that prevent the creation of an exclusion under such Approved Insurance Policy;

     (f) in the event of any non-payment by a Customer of any Purchased Receivable, promptly file a claim in respect thereof under an Approved Insurance Policy, and concurrently therewith deliver to Buyer a copy of such notice of claim;

     (g) deliver to Buyer on the fifteenth (15th) day of each month, a report summarizing, as of the last day of the previous month a certificate of an authorized representative of Seller summarizing the aging of the Purchased Receivables and including (i) copies of all reports submitted to any insurance company that has issued an Approved Insurance Policy which reports shall include the status of any and all pending claims under such approved Insurance Policies; and (ii) such other information in summary form as may be requested by Buyer, as well as a certification as to the compliance by Seller of all terms and provisions contained in this Agreement;

     (h) to the extent that it is necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of the assignment, delivery and sale by Seller to Buyer of the invoices and other documents or instruments representing the Eligible Receivables and Purchased Receivables, pay any Required Tax with any required stamps affixed;

     (i) except as expressly provided herein, not create or permit to subsist any mortgage, charge, pledge, security interest, lien or other encumbrance over all or any of Seller's or Buyer's rights, title and interest in and to any of the Purchased Receivables;

     (j) permit representatives of Buyer to examine records and documents of the Seller relating to the Purchased Receivables and any Approved Insurance Policies and to make copies thereof or abstracts therefrom, and at any time during normal business hours upon reasonable advance notice to Seller; provided, however, that if an Event of Repurchase has occurred hereunder and is continuing, Buyer shall be permitted to examine the relevant corporate, financial and operating records of Seller, including, without limitation, all documents and reports related to any Approved Insurance Policy, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with Seller's directors, officers, employees and independent public accountants, at any time during normal business hours;

     (k) duly perform and comply with all material terms, provisions and obligations of any Sales Contracts;

     (l) immediately notify Buyer of the occurrence of any event that constitutes, or any event that with the giving of notice or the passage of time would constitute, an Event of Repurchase;

and

     (m) give notice in writing to Buyer within ten (10) days of any change in the principal place of business of Seller to a location outside the County of Santa Clara.

                                   ARTICLE 8

                   EXPENSES; CHARGEBACKS; SETOFF AND SECURITY
                   ------------------------------------------

     8.1  Expenses.  Seller shall reimburse Buyer for (a) any and all reasonable
          --------
costs or expenses incurred by or on behalf of Buyer, including legal fees and expenses in the preparation and consummation of this Agreement, (b) any and all reasonable costs or expenses incurred by or on behalf of Buyer, including legal fees and expenses in the protection of rights under, and/or enforcement of, this Agreement, (c) all Required Taxes at any time payable in connection herewith, and (d) all other taxes (other than those measured by income) or penalties or other charges which Buyer may be required to pay in connection with this Agreement or any transaction carried out in connection herewith; all such amounts being due and payable upon posting to Seller's accounts by Buyer.

     8.2  Chargebacks.  So long as Seller is collection agent hereunder, Seller
          -----------
will promptly notify Buyer of, and promptly settle, all Disputes with Approved Customers. However, if any Dispute is not settled by Seller during the Waiting Period (as such term is defined in an approved Insurance Policy) or within such shorter period as Buyer may determine, in its sole discretion, Buyer may settle, compromise or litigate such dispute in Buyer's or Seller's name, upon such terms as Buyer in its sole discretion deems advisable and for Buyer's account and risk.

     8.3  Setoff; Security.
          ----------------

     (a) Upon the occurrence of an event giving rise to a right of indemnification under Section 10.2(b) or an Event of Repurchase, Buyer is irrevocably authorized to setoff and charge to the accounts of Seller maintained at Wells Fargo (and against any credit balance on the books of Buyer in Seller's favor, whether matured or unmatured) the amount of any and all of the obligations owed by Seller under this Agreement.

     (b) In the event that notwithstanding the intention of the parties that this transaction be treated as a purchase and sale of the Purchased Receivables, Seller hereby grants to Buyer a security interest in, and right of set-off with respect to, certain property which shall be identified on a schedule (the "Collateral Schedule") at the time of Buyer's purchase of Eligible Receivables, to the extent that Seller has any right, title or interest therein (collectively, the "Collateral"), which property shall include those present or future accounts, instruments, documents, chattel paper and general intangibles (other than intellectual property) specifically listed on the Collateral Schedule. All of the Collateral shall secure payment and performance of all of Seller's obligations at any time owing to Buyer, fixed or contingent, arising under this Agreement or by operation of law or otherwise, including, without limitation, charges or chargebacks arising from Disputes or otherwise; costs and expenses (including attorneys' fee and expenses) incurred in enforcing, protecting or administering any of Buyer's rights under this Agreement, or in the prosecution or defense of any action relating to this Agreement or to any Purchased Receivable; amounts recovered from Buyer on account of payments previously made by Approved Customers on Purchased Receivables (other than any disgourgement of payments required as a preference under the Bankruptcy Code); and any taxes

(other than those measured by income) or penalties or other charges which Buyer may be required to pay in connection with this Agreement or any transaction carried out in connection herewith.


                                   ARTICLE 9

                              EVENTS OF REPURCHASE
                              --------------------

     If any of the following events ("Events of Repurchase") shall occur and be continuing:

     (a) any representation or warranty made or deemed made or repeated by Seller in connection with this Agreement (other than those specified in subclause (c) below) shall prove to have been incorrect in any material respect when made or deemed made or repeated or Seller shall fail to pay any amount payable by it under this Agreement when due; or

     (b) Seller shall fail to perform or observe any other material term, covenant or agreement contained in this Agreement (other than those specified in subclause (d) below) or its part to be performed or observed, or

     (c) any representation or warranty made or deemed made or repeated by Seller in connection with Sections 6(d), (h) or (i) of this Agreement shall prove to have been incorrect in any material respect when made or deemed made or repeated or Seller shall fail to pay any amount payable by it under this Agreement when due; or

     (d) Seller shall fail to perform or observe any other material term, covenant or agreement contained in Sections 7(c), (e), (f), (h) or (i) of this Agreement or its part to be performed or observed, or

     (e)  there is any material Dispute as to any Purchased Receivable; or

     (f) Buyer shall not have received payment in full of any Purchased Receivable within the time period required by the Purchased Receivable (i) from the account debtor or (ii) if such amount is payable under any Approved Insurance Policy, under an Approved Insurance Policy;

then, (i) in any such event listed in subclauses (a) and (b) Seller will, at the time, in the manner and otherwise as hereinafter set forth, repurchase and pay for the Purchased Receivables then outstanding but only at the option and upon the demand of Buyer to the extent that Buyer has not received payment with respect to such Purchased Receivables whether from or on behalf of the Customer with respect thereto or under one or more Approved Insurance Policies; and (ii) in the events listed in subclauses (c) through (f), Seller will, at the time, in the manner and otherwise as hereinafter set forth, repurchase and pay for the Purchased Receivable(s) to which such event relates at the option and upon the demand of Buyer to the extent that Buyer has not received payment with respect to such Purchased Receivable(s) whether from or on behalf of the Customer with respect thereto or under one or more Approved Insurance Policies. Notwithstanding any other term hereof, (A) except as provided in subclause (B) of this sentence the aggregate amount of the payments made by Seller to Buyer as a result of an event listed in subclause (f) shall not exceed in the aggregate for all such events the sum of (i) five percent (5%) of the Net Invoice amount of the Purchased Receivable(s) on the Purchase Date for such Purchased Receivable, and (ii) five hundred thousand Dollars ($500,000) (such sum the "Repurchase Limit"), and in any case in which such non-payment of Purchased Receivable(s) exceeds the Repurchase Limit, then Buyer, in its sole and absolute discretion, shall determine which particular Purchased Receivable(s) as to which an Event of Repurchase has occurred are to be repurchased and paid for by Seller in an amount not to exceed the Repurchase Limit; and (B) to the extent that any insurance company that has issued an Approved Insurance Policy fails to make payment under such Approved Insurance Policy for any reason (x) arising from (i) any failure of the Seller to perform any of its obligations under any Approved Insurance Policy, (ii) any material misstatement by the Seller in any communication by the Seller to the issuer of any Approved Insurance Policy,
(iii) any other act or omission by the Seller in violation of any Approved Insurance Policy that results in the issuer of such Approved Insurance Policy failing to pay a claim thereunder or (iv) any exclusion under an Approved Insurance Policy that results from any event or action caused or under the control of Seller, and (y) such item in subclauses (i), (ii), (iii) or (iv) above constitutes a breach by Seller of any representation, warranty or covenant under this Agreement, then the Repurchase Limit shall not apply and the Buyer may require the Seller to repurchase each of the Purchased Receivables for which payment under an Approved Insurance Policy was not made for the reasons stated above. Such purchase shall be made at the time specified by Buyer at a repurchase price equal to the unpaid aggregate principal amount then outstanding plus unpaid interest and any other amount payable in accordance with the terms of such Purchased Receivables accrued to the date of repurchase or with the terms of this Agreement. The repurchase price of the Purchased Receivables repurchased by Seller pursuant to this article shall be paid in immediately available funds without recourse to or warranty by Buyer. Upon any such repurchase, the Buyer shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to any Purchased Receivable that is repurchased hereunder. Notwithstanding any other term hereof, in the case of the occurrence of an event listed in subclause (f), and to the extent that an insurance company that has issued an Approved Insurance Policy is declared bankrupt or insolvent and does not pay a claim as the result thereof, then Seller shall have no obligation to repurchase and pay for the Purchased Receivables to the extent such insurance company is obligated to pay such amount under such Approved Insurance Policy but has not done so as a result of its bankruptcy or insolvency.


                                   ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

     10.1 Assignment and Transfer.  Seller may not assign or otherwise transfer
          -----------------------
any of its rights, benefits or obligations under this Agreement. Buyer may assign or otherwise transfer all or any part of its rights, benefits and obligations under this Agreement and all or any part of the Purchased Receivables and it may disclose to each potential assignee or other transferee such information about this transaction as Buyer may consider appropriate. Buyer agrees to promptly notify Seller in writing of any such assignment or transfer.

     10.2 Indemnification.
          ---------------

     (a)  Currency Indemnities.  If Buyer receives an amount in respect of any
          --------------------
Purchased Receivable, or if any liability relating to any Purchased Receivable is converted into a claim, proof, judgment or order in Buyer's favor, in a currency other than the U.S. Dollar or in a U.S. Dollar amount less than the U.S. Dollar amount payable in respect thereof,

          (i) Seller shall indemnify Buyer as an independent obligation against any loss or liability arising out of or as a result of the conversion into U.S. Dollars of such amount received;

          (ii) if the amount received by Buyer is less than the U.S. Dollar Equivalent for such Purchased Receivable as calculated in accordance with
     Section 2.2 above and set forth on the U.S. Dollar Equivalent Schedule, Seller shall forthwith on demand pay to Buyer an amount in U.S. Dollars that is equal to the difference between such amount received and the U.S. Dollar Equivalent for such Purchased Receivable; and

          (iii) Seller shall pay to Buyer forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

     The foregoing amounts payable to Buyer shall bear interest at a rate of 6.5625% to the date such amounts are paid to Buyer.

     (b)  Other indemnities.  Seller shall indemnify on demand and hold Buyer
          -----------------
harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including the fees and disbursements of counsel, and including, without limitation, in connection with any investigative, administrative or judicial proceeding, whether or not Buyer shall be designated a party thereto and including due to a dispute between Seller and any Approved Customer, imposed on, incurred by, or asserted against Buyer in any manner relating to or arising out of this Agreement, or the transactions contemplated hereby, except to the extent caused by Buyer's gross negligence or willful misconduct.

     10.3 Assistance.  In case of non-payment of any of the Purchased
          ----------
Receivables for any reason, Seller undertakes to assist Buyer and use its best efforts to collect the outstandings, and if necessary to seize on behalf of Buyer any assets belonging to Approved Customers.

     10.4 Waivers in Writing.  No waiver, alteration, modification or
          ------------------
termination of this Agreement or any of the provisions hereof shall be binding unless made in writing and duly executed by each Seller and Buyer.

     10.5 Notices.  Any notice that Buyer or Seller may be required or may
          -------
desire to give to the other parties under any provision of this Agreement shall be in writing and sent by electronic facsimile transmission, hand delivery or first class mail, certified or registered and postage prepaid, and shall be deemed to have been given or made when transmitted with receipt confirmed in the case of electronic facsimile transmission, when received if sent by hand delivery or five (5) days after deposit in the U.S. Mail if mailed, and in each case addressed to Buyer or Seller as set forth below. Either Buyer or Seller may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other.

     If to Buyer:        Wells Fargo HSBC Trade Bank N.A.
                         525 Market Street, 25th Floor
                         San Francisco, California 94105
                         Facsimile:  (415) 541-0299
                         Attention:  Virginia Adams

     If to Seller:       P-COM, INC.
                         3175 South Winchester Blvd.
                         Campbell, California 95008
                         Facsimile: (408) 866-3655

                         Attention: Chief Financial Officer

     10.6  Exercise of Rights.  No failure on the part of Buyer to exercise, no
           ------------------
course of dealing with respect to, and to delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     10.7  Headings.  The headings of Articles and Sections have been included
           --------
herein for convenience only and shall not be considered in interpreting this Agreement.

     10.8  Prohibited Provisions.  Any provision of this Agreement which is
           ---------------------
prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.9  Counterparts.  This Agreement may be signed in any number of
           ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10.10 Entire Agreement.  This Agreement constitutes and contains the
           ----------------
entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes any and all prior negotiations, correspondence, understandings and agreements respecting the subject matter hereof and thereof.

     10.11 Cumulative Rights and Remedies.  All rights and remedies of Buyer or
           ------------------------------
Seller provided for in this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law or in equity or under any other agreement.


                                   ARTICLE 11

                              LAW AND JURISDICTION
                              --------------------

     This Agreement is made in the State of California and shall be interpreted according to the internal laws of said State without regard to the laws concerning conflicts of law. Seller waives the right to trial by jury, and consent to the nonexclusive jurisdiction of the courts of the State of California with respect to any controversy arising out of or relating to this Agreement or to any transaction in connection herewith, and irrevocably submit to the jurisdiction of such courts and agrees that any right, judgment or other notice of legal process shall be sufficiently served on Seller if sent to Seller at the address provided above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by its duly authorized officers as of the date first above written.

                                        P-COM, INC.


                                        By   ____________________________

                                        Its  ____________________________


                                        WELLS FARGO HSBC TRADE BANK N.A.


                                        By   ____________________________

                                        Its  ____________________________

                                   EXHIBIT A


                         Receivables Purchase Agreement



                          PART A - APPROVED COUNTRIES

1.  United Kingdom

2.  Germany

3.  Italy



                          PART B - APPROVED CUSTOMERS

1.  Italtel SPA

2.  Fujitsu Limited

3.  Bosch Telecom Gmbh

4.  Lucent Technologies

5.  Ericsson Limited

6.  Mercury Communications Ltd.

                                   EXHIBIT B


                         Receivables Purchase Agreement



                     APPROVED INSURANCE POLICY OR POLICIES

                                   EXHIBIT C


                         Receivables Purchase Agreement


                             SCHEDULE OF DOCUMENTS


1.   Duly executed copies of this Agreement.

2.   Duly executed copy of the Facility Letter.

3.   Schedule of Accounts, including U.S. Dollar Equivalent Schedule.

4.   Collateral Schedule.

5. Incumbency certificate and certified resolutions from the Secretary or Assistant Secretary of Seller, in form and substance satisfactory to Buyer.

6. Good standing certificates from the California and Delaware Secretaries of State, certifying that Seller is in good standing and has paid all franchise taxes.

7.   Duly executed copies of all Approved Insurance Policies.

8. A signed legal opinion of Brobeck, Phleger & Harrison LLP, counsel to Seller, in form and substance satisfactory to Buyer, including, without limitation, a legal opinion as to the characterization of the transaction as a true sale.